SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                         FSB Community Bankshares, Inc.
             (Exact Name of Registrant as Specified in Its Charter)


            United States                                   74-3164710
----------------------------------------              --------------------------
(State of Incorporation or Organization)                (I.R.S. Employer
                                                        Identification No.)

         45 South Main Street
         Fairport, New York                                   14450
---------------------------------------           ------------------------------
(Address of Principal Executive Offices)                   (Zip Code)

    If this form relates to the                If this form relates to the
    registration of a class of securities      registration of a class of
    pursuant to Section 12(b) of the           securities pursuant to Section
    Exchange Act and is effective              12)g) of the Exchange Act and is
    pursuant to General Instruction            effective pursuant to General
    A.(c), please check the following          Instruction A.(d), please check
    box.  [ ]                                  the following box. [X]

     Securities Act registration statement file number to which this form relates: 333-141380

     Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                      ----
                                (Title of Class)

     Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.10 per share
                     ---------------------------------------
                                (Title of Class)

Item 1.  Description of Registrant's Securities to be Registered.
-----------------------------------------------------------------

     For a description of the Registrant's securities, reference is made to "Description of Capital Stock of FSB Community Bankshares, Inc.", "Our Policy Regarding Dividends" and "Market for the Common Stock" in the Registrant's Registration Statement on Form SB-2, as amended (File No. 333-141380), which is hereby incorporated by reference. For a description of the provisions of the Registrant's Charter and Bylaws that may render a change in control of the Registrant more difficult, reference is made to "Restrictions on the Acquisition of FSB Community Bankshares, Inc. and Fairport Savings Bank" in the Registrant's prospectus.

Item 2.  Exhibits.
------------------

1. Registration Statement on Form SB-2 (Registration Number 333-141380) dated March 16, 2007, as amended on May 1, 2007, May 10, 2007, June 21, 2007 and July 17, 2007 is hereby incorporated by reference.

2. Federal Charter (incorporated by reference to Exhibit 3.1 of the Registration Statement on Form SB-2 as filed on March 16, 2007, as amended on May 1, 2007, May 10, 2007, June 21, 2007 and July 17, 2007).

3. Bylaws (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form SB-2 as filed on March 16, 2007, as amended on May 1, 2007, May 10, 2007, June 21, 2007 and July 17, 2007).

4. Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Registration Statement on Form SB-2 as filed on March 16, 2007, as amended on May 1, 2007 and May 10, 2007, June 21, 2007 and July 17,
         2007).

                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934 the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                       FSB COMMUNITY BANKSHARES, INC.



Date:    August 3, 2007                By: /s/ Dana C. Gavenda
                                           -----------------------------------
                                           Dana C. Gavenda
                                           President and Chief Executive Officer